                                 POWER OF ATTORNEY

     KNOW  ALL MEN BY THESE  PRESENTS,  that the  undersigned,  constitutes  and appoints Phillip S. Gillespie, Mitchell J. Lindauer and Kathleen T. Ives each as my true and lawful  attorney-in-fact  and agent, with full power of substitution and  resubstitution,  for me and in my  capacity  as a  Trustee/Director  and/or
Officer of  Oppenheimer  Tremont Market  Neutral Fund LLC,  Oppenheimer  Tremont
Opportunity  Fund LLC,  OFI Tremont Core  Strategies  Hedge Fund and OFI Tremont
Market  Neutral  Hedge  Fund,  to sign  on my  behalf  any and all  Registration
Statements (including any post-effective  amendments to Registration Statements)
under the Securities Act of 1933, as amended,  and the Investment Company Act of
1940, as amended,  and any amendments  and  supplements  thereto,  and any proxy statements, Forms 3, 4 and 5, or other documents in connection therewith, and to file the same,  with all exhibits  thereto,  and other  documents in  connection therewith, with the U.S. Securities and Exchange Commission,  granting unto said attorneys-in-fact  and agents,  and each of them, full power and authority to do and perform each and every act and thing  requisite  and necessary to be done in and about the  premises,  as fully as to all intents and  purposes as I might or
could  do  in  person,   hereby   ratifying   and   confirming   all  that  said
attorneys-in-fact  and agents,  and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 10th day of August 2007.

/s/ Timothy Birney                          /s/ Cynthia Nicoll
Timothy Birney                              Cynthia Nicoll

/s/ Rupert A. Allan                         /s/ Stuart Pologe
Rupert A. Allan                             Stuart Pologe